Exhibit 99.1

`

La Jolla Pharmaceutical Company Announces Second-Quarter 2013

Financial Results and Highlights Recent Corporate Progress

SAN DIEGO, CA. – (MARKETWIRE-July 19, 2013) – La Jolla Pharmaceutical Company (OTCBB: LJPC) (the “Company” or “La Jolla”), a leader in the development of therapeutics targeting significant unmet life-threatening diseases, today reported the financial results for the three and six months ended June 30, 2013 and highlighted recent corporate progress.

“We achieved several critical objectives in the second quarter of 2013, highlighted by the rapid completion of our Phase 1 clinical study of GCS-100 in chronic kidney disease (“CKD”) patients. Furthermore, in the beginning of the 3rd quarter, we have started our Phase 2 clinical study of GCS-100, our IND for LJPC-501 for treatment of hepatorenal syndrome (“HRS”) was accepted by the FDA, and we received our second Orphan Drug Designation, a designation for LJPC-0712 for treatment of Niemann-Pick type C (“NP-C”) disease. All of these are very exciting milestones,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “Overall, we have substantially advanced our clinical and pre-clinical pipeline programs in a rapid yet cost effective manner.”

Recent Accomplishments

•	Granted Orphan Drug Designation by the FDA for LJPC-6417 (April 18, 2013)

•	Filed IND for LJPC-501 in hepatorenal syndrome with FDA (June 4, 2013)

•	Achieved positive results in the Phase 1 trial with GCS-100 in CKD (June 6, 2013)

•	Received acceptance from the FDA of the IND for LJPC-501 in HRS (July 2, 2013)

•	Initiated Phase 2 clinical trial of GCS-100 for the treatment of CKD (July 8, 2013)

•	Granted Orphan Drug Designation by the FDA for LJPC-0712 in NP-C (July 17, 2013)

Results of Operations

La Jolla’s comprehensive net loss attributable to common stockholders for the second quarter of 2013 was $3.7 million, or $0.14 per share, compared to a comprehensive net loss attributable to common stockholders of $7.8 million, or $0.67 per share, for the second quarter of 2012. The 2012 second quarter comprehensive net loss was highly driven by derivative liabilities due to certain derivative features in the preferred stock. Those derivative features were removed as of December 31, 2012. Comprehensive net loss attributable to common stockholders grew in the second quarter of 2013 primarily due to the impact of the development of La Jolla’s pipeline including the Phase 1 and Phase 2 clinical trials of GCS-100 for CKD and preclinical costs for the development of LJPC-501. Comprehensive net loss attributable to common stockholders for the six months ended June 30, 2013 was $7.9 million, or $0.35 per share, compared to $2.5 million, or $0.36 per share, for the six months June 30, 2012.

At June 30, 2013, the Company had $1.8 million in cash, as compared to $3.4 million of cash at December 31, 2012. The Company had positive working capital at June 30, 2013, of $1.6 million, compared to negative working capital of $10.1 million at June 30, 2012. The Company believes that its current cash resources are sufficient to fund planned operations for at least the next 9 months.

About GCS-100

GCS-100 is a complex polysaccharide derived from pectin that binds to, and blocks the activity of, galectin-3, a type of galectin. Over-expression of galectin-3 has been implicated in a number of human diseases, including chronic organ failure and cancer. This makes modulation of the activity of galectin-3 an attractive target for therapy in these diseases.

About LJPC-501

LJPC-501 is a peptide agonist of the renin-angiotensin system that acts to help the kidneys balance body fluids and electrolytes. Studies have shown that LJPC-501 may improve renal function in patients with HRS.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapeutics for chronic organ failure and cancer. GCS-100, the Company’s lead product candidate, is a first-in-class inhibitor of galectin-3, a novel molecular target implicated in chronic organ failure and cancer. LJPC-501 is a product candidate for the treatment of hepatorenal syndrome. For more information on the Company please visit http://www.ljpc.com.

(financial tables follow)

La Jolla Pharmaceutical Company

Unaudited Condensed Statements of Comprehensive Loss

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Expenses:
Research and development	$700	$336	$1,355	$370
General and administrative	2,463	2,877	6,011	3,514

Total expenses	3,163	3,213	7,366	3,884
Loss from operations	(3,163)	(3,213)	(7,366)	(3,884)
Other income (expenses):
Adjustments to fair value of derivative liabilities	—	(4,485)	—	1,469
Other income (expense), net	1	1	2	2

Net loss	(3,162)	(7,697)	(7,364)	(2,413)
Preferred stock dividends earned, net of forfeits	(562)	(76)	(562)	(76)
Comprehensive net loss attributable to common stockholders	$(3,742)	(7,773)	$(7,926)	$(2,489)

Net loss per share, basic and diluted	$(0.14)	$(0.67)	$(0.35)	$(0.36)

Shares used in computing basic and diluted net loss per share	27,515	11,603	22,545	6,886

La Jolla Pharmaceutical Company

Unaudited Condensed Balance Sheets

(In thousands, except share and par value amounts)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$1,842	$3,405
Restricted cash	37	—
Prepaids and other current assets	67	25

Total current assets	1,946	3,430
Equipment and furnishings, net	37

	$1,983	$3,430

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$176	$92
Accrued expenses	91	107
Accrued payroll and related expenses	41	17

Total current liabilities	308	216

Commitments

Stockholders’ equity:
Common stock, $0.0001 par value; 12,000,000,000 shares authorized, 30,486,228 and 14,267,383 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	3	1
Series C-1[2] convertible preferred stock, $0.0001 par value; 11,000 shares authorized, 6,214 and 5,792 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	6,214	5,792
Series C-2[2] convertible preferred stock, $0.0001 par value; 22,000 shares authorized, 530 and 500 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	530	500
Series D-1[2] convertible preferred stock, $0.0001 par value; 5,134 shares authorized, 4,568 and 4,615 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	4,568	4,615
Additional paid-in capital	445,090	439,672
Accumulated deficit	(454,730)	(447,366)

Total stockholders’ equity	1,675	3,214

	$1,983	$3,430

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), all of which are available free of charge on the SEC’s web site http://www.sec.gov. These risks include, but are not limited to, risks relating to the development of GCS-100 and LJPC-501, the success and timing of future preclinical and clinical studies of these compounds, and potential indications for which GCS-100 and LJPC-501 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company’s reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Company Contact

George F. Tidmarsh, M.D., Ph.D.

President & Chief Executive Officer

La Jolla Pharmaceutical Company

Phone: (858) 207-4264

Email: GTidmarsh@ljpc.com

and

Chester S. Zygmont, III

Director of Finance

La Jolla Pharmaceutical Company

Phone: (858) 207-4262

Email: czygmont@ljpc.com